Exhibit 4.1

JUNIPER NETWORKS, INC., as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

1.200% Senior Notes due 2025

2.000% Senior Notes due 2030

Seventh Supplemental Indenture

Dated as of December 10, 2020

to

Indenture dated as of March 3, 2011

TABLE OF CONTENTS

		Page

Article 1
Definitions and Other Provisions of General Application

Section 1.01.	Definitions	1
Section 1.02.	Conflicts with Base Indenture	11

Article 2
Form of Notes

Section 2.01.	Form of Notes	11

Article 3
The Notes

Section 3.01.	Amount; Series; Terms	11
Section 3.02.	Denominations	12
Section 3.03.	Book-entry Provisions for Global Securities	12
Section 3.04.	Additional Notes	14

Article 4
Redemption of Securities

Section 4.01.	Optional Redemption	14
Section 4.02.	Repurchase of Notes Upon a Change of Control	15

Article 5
Covenants and Remedies

Section 5.01.	Limitation on Liens	17
Section 5.02.	Limitation on Sale and Leaseback Transactions	19
Section 5.03.	Company May Consolidate, Etc., Only on Certain Terms	20
Section 5.04.	Events of Default	21
Section 5.05.	Acceleration of Maturity; Rescission and Annulment	22
Section 5.06.	References in Base Indenture	23
Section 5.07.	Waiver of Certain Covenants	23
Section 5.08.	Maintenance of Office or Agency	23
Section 5.09.	Tax Covenant	24

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Article 6
The Trustee

Section 6.01.	Notice of Defaults	24

Article 7
Miscellaneous

Section 7.01.	Sinking Funds	25
Section 7.02.	Confirmation of Indenture	25
Section 7.03.	Counterparts	25
Section 7.04.	Governing Law	25
Section 7.05.	Recitals by the Company	25
Section 7.06.	Submission to Jurisdiction; Waiver of Immunity	25
Section 7.07.	Electronic Signatures	26
Exhibit A-1	Form of 2025 Note	A-1-1
Exhibit A-2	Form of 2030 Note	A-2-1

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SEVENTH SUPPLEMENTAL INDENTURE, dated as of December 10, 2020 (“Seventh Supplemental Indenture”), to the Indenture dated as of March 3, 2011 (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular series of debt securities, the “Base Indenture” and, as amended, modified and supplemented by this Seventh Supplemental Indenture, the “Indenture”), by and between JUNIPER NETWORKS, INC. (the “Company”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of senior debt securities to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Company has duly authorized the execution and delivery, and desires and has requested the Trustee to join it in the execution and delivery, of this Seventh Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 1.200% Senior Notes due 2025 (the “2025 Notes”) and a series of Securities designated as its 2.000% Senior Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Notes”), on the terms set forth herein;

WHEREAS, Article 9 of the Base Indenture provides that a supplemental indenture may be entered into by the parties for such purpose without the consent of any Holders provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Seventh Supplemental Indenture have been met; and

WHEREAS, all things necessary to make this Seventh Supplemental Indenture a valid and binding agreement of the parties, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture with respect to the Notes have been done;

NOW, THEREFORE:

Article 1
Definitions and Other Provisions of General Application

Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Seventh Supplemental Indenture refer to this Seventh Supplemental Indenture as a whole and not to any particular section hereof.

As used herein, the following terms have the specified meanings:

“2025 Notes” has the meaning specified in the recitals of this Seventh Supplemental Indenture.

“2030 Notes” has the meaning specified in the recitals of this Seventh Supplemental Indenture.

“Additional Notes” has the meaning specified in Section 3.04 hereof.

“Applicable Law” has the meaning specified in Section 5.09 hereof.

“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of:

(1)            the fair value of the assets subject to such a transaction (as determined in good faith by the Board of Directors); and

(2)            the present value (discounted at a rate per annum equal to the average interest borne by all Outstanding Notes determined on a weighted-average basis and compounded semi-annually) of the obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the term of the related lease. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such present value shall be the lesser of (i) the present value determined assuming termination upon the first date such lease may be terminated (in which case the present value shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be terminated) or (ii) the present value assuming no such termination.

“Base Indenture” has the meaning specified in the recitals of this Seventh Supplemental Indenture.

“Capital Stock” of any Person means (1) in the case of a corporation, corporate stock; (2) in the case of an association, limited liability company or business entity, any and all Equity Interests; (3) in the case of a partnership, partnership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock.

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“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries; (2) the adoption of a plan relating to the Company’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a “person” for the purpose of Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Voting Stock of the Company; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of the Affiliates of such “person” (as defined above) until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (4) the first day on which a majority of the members of the Board of Directors cease to be Continuing Directors; or (5) the Company consolidates with, or merges with or into, any “person” (as defined above), or any “person” (as defined above) consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the outstanding Voting Stock of such other “person” (as defined above) is converted into or exchanged for cash, securities or other Property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving “person” (as defined above) or parent entity thereof immediately after giving effect to such transaction. Notwithstanding the foregoing, a transaction shall not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly owned subsidiary of another person and (b) immediately following that transaction, a majority of the Voting Stock of such person is held by the direct or indirect holders of the Voting Stock of the Company immediately prior to such transaction and in substantially the same proportion as immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Company” means the corporation specified as the “Company” in the recitals of this Seventh Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

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“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable Notes to be redeemed (assuming, for this purpose, that such Notes mature on the Par Call Date for such series) pursuant to Section 4.01 hereof that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (assuming, for this purpose, that such Notes mature on the Par Call Date for such series).

“Comparable Treasury Price” means, with respect to any Redemption Date pursuant to Section 4.01 hereof, (1) the arithmetic average of the applicable Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such Redemption Date.

“Consolidated Subsidiary” means as of the time of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Consolidated Total Assets” means, as of the time of determination, total assets of the Company and its Consolidated Subsidiaries as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q or any amendment thereto filed pursuant to the Exchange Act by the Company prior to the time as of which “Consolidated Total Assets” is being determined or, if the Company is not required to so file, as reflected on its most recent consolidated balance sheet prepared in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the Initial Notes; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval (either by specific vote or by approval by such Board of Directors in the Company’s proxy statement in which such member was named as a nominee for election as a director without objection by the Board of Directors to such nomination) of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment.

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“Depositary” means The Depository Trust Company, a New York corporation, or any successor.

“Equity Interest” in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including limited liability company interests, limited partnership interests, or other similar interests in such Person.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Global Note” means Notes that are Global Securities (as defined in the Base Indenture).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“incur” means issue, incur, create, assume, guarantee or otherwise become liable for.

“Indebtedness” means, with respect to any Person, obligations (other than Non-recourse Obligations) of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

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“Indenture” has the meaning specified in the recitals of this Seventh Supplemental Indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as Independent Investment Banker from time to time.

“Initial 2025 Notes” has the meaning set forth in Section 3.01(b) hereof.

“Initial 2030 Notes” has the meaning set forth in Section 3.01(b) hereof.

“Initial Notes” has the meaning set forth in Section 3.01(b) hereof.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Lien” means any lien, security interest, pledge, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service Inc.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company or any direct or indirect Subsidiaries of the Company or (2) the financing of a project involving the development or expansion of properties of the Company or any direct or indirect Subsidiaries of the Company, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any direct or indirect Subsidiary of the Company or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Notes” has the meaning specified in the recitals of this Seventh Supplemental Indenture.

“Notice of Default” has the meaning specified in Section 5.04(c) hereof.

“Par Call Date” means, with respect to the 2025 Notes, November 10, 2025 (the date that is one month prior to the Stated Maturity of the 2025 Notes) and, with respect to the 2030 Notes, September 10, 2030 (the date that is three months prior to the Stated Maturity of the 2030 Notes).

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“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company, and shall initially be the Trustee.

“Permitted Liens” means

(1)            Liens securing Hedging Obligations designed to protect the Company from fluctuations in interest rates, currencies, equities or the price of commodities and not for speculative purposes;

(2)            Liens in favor of customs and revenue authorities or financial institutions in respect of customs duties in connection with the importation of goods;

(3)            Liens arising by reason of deposits necessary to qualify the Company or any of its Subsidiaries to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law, including Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

(4)            Liens of any landlord on fixtures located on premises leased by the Company or any of its Subsidiaries, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the Property involved;

(5)            easements, zoning restrictions, building restrictions, rights-of-way and similar encumbrances or charges on real property imposed by law or arising in the ordinary course of business that are of a nature generally existing with respect to Properties of a similar character;

(6)            Liens in connection with bankers’ acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege Liens and Liens in connection with good faith bids, tenders and deposits;

(7)            Liens arising under consignment or similar arrangements for the sale of goods;

(8)            Liens incurred or pledges or deposits made under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or deposits to secure the Company’s public or statutory obligations, or deposits for the payment of rent;

(9)            judgment Liens not giving rise to a default or Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

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(10)            Liens upon specific items of inventory or other goods and proceeds of any person securing such Person’s obligations in respect of banker’s acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(11)            Liens securing reimbursement obligations with respect to commercial letters of credit in the ordinary course of business that encumber cash, documents and other Property relating to such letters of credit and proceeds thereof;

(12)            Liens in connection with the acquisition, development or financing of the Sunnyvale Campus incurred within 36 months of the date of the issuance of the Initial Notes;

(13)            Liens in favor of the Company or any of its wholly owned U.S. Subsidiaries; and

(14)            customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture.

“Place of Payment” means, with respect to the Notes, New York, New York.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States of America.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of Capital Stock.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Rating Category” means (i) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); (ii) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of Moody’s or S&P used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within rating categories (1, 2 and 3 for Moody’s; + and − for S&P; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB − to B+, will constitute a decrease of one gradation).

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“Rating Date” means the date of the first public announcement by the Company of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

“Rating Event” means, with respect to a series of Notes, the occurrence of the events described in (a) or (b) below during the period commencing on a Rating Date and ending 60 days following the consummation of such Change of Control (which period shall be extended so long as the rating of such series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) in the event the applicable series of Notes is rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of such Notes shall be reduced so that such Notes are rated below Investment Grade by both Rating Agencies or (b) in the event the applicable series of Notes (1) is rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency, the rating of such series of Notes by such Rating Agency rating such Notes as Investment Grade shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories) so that such Notes are then rated below Investment Grade by both Rating Agencies or (2) is rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of such Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories).

“Reference Treasury Dealer” means Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and two other Primary Treasury Dealers selected by the Company, and each of their respective successors and any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

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“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption (assuming, for this purpose, that such Note matures on the applicable Par Call Date); provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Seventh Supplemental Indenture” has the meaning specified in the recitals of this Seventh Supplemental Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Stated Maturity” means, with respect to the 2025 Notes, December 10, 2025 and, with respect to the 2030 Notes, December 10, 2030.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Sunnyvale Campus” means the land, improvements, buildings and fixtures (including any leasehold interest therein) with respect to the Company’s campus to be located in Sunnyvale, California on real property owned by the Company on the issue date of the Initial Notes or any subsequently acquired contiguous or related real property.

“Treasury Rate” means, with respect to any Redemption Date pursuant to Section 4.01 hereof, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the applicable Comparable Treasury Issue. In determining this rate, the Company will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

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“U.S. Subsidiary” means, with respect to any Person, a Subsidiary that is organized under the laws of the United States or any state thereof or the District of Columbia.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.02. Conflicts with Base Indenture. In the event that any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Seventh Supplemental Indenture shall control.

Article 2
Form of Notes

Section 2.01. Form of Notes. The Notes shall be substantially in the forms of Exhibit A-1 and Exhibit A-2 hereto, which are hereby incorporated in and expressly made a part of this Indenture.

Article 3
The Notes

Section 3.01. Amount; Series; Terms. (a) There are hereby created and designated two series of Securities under the Base Indenture: the title of the 2025 Notes shall be “1.200% Senior Notes due 2025,” and the title of the 2030 Notes shall be “2.000% Senior Notes due 2030.” The changes, modifications and supplements to the Base Indenture effected by this Seventh Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

(b)            The aggregate principal amount of 2025 Notes that initially may be authenticated and delivered under this Seventh Supplemental Indenture (the “Initial 2025 Notes”) shall be limited to $400,000,000, and the aggregate principal amount of 2030 Notes that initially may be authenticated and delivered under this Seventh Supplemental Indenture (the “Initial 2030 Notes” and, together with the Initial 2025 Notes, the “Initial Notes”) shall be limited to $400,000,000, subject, in each case, to increase as set forth in Section 3.04 hereof.

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(c)            The Notes shall be payable and may be presented for payment, purchase, redemption, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

(d)            The 2025 Notes shall bear interest at the rate of 1.200% per annum, and the 2030 Notes shall bear interest at the rate of 2.000% per annum, in each case beginning on December 10, 2020 or from the most recent date to which interest has been paid or duly provided for, as further provided in the forms of Note annexed hereto as Exhibit A-1 and Exhibit A-2. Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months. The Interest Payment Dates for the Notes shall be June 10 and December 10 of each year, beginning on June 10, 2021, and the Regular Record Date for any interest payable on each such Interest Payment Date shall be the immediately preceding May 27 and November 26, respectively; provided that upon the Stated Maturity of a series of Notes interest shall be payable on such Stated Maturity from the most recent date to which interest has been paid or duly provided, and shall include the required payment of principal or premium, if any; and provided further, the Regular Record Date for any interest, principal, or premium, if any, payable on the Stated Maturity of a series of Notes shall be the immediately preceding November 26. If any Interest Payment Date, Stated Maturity or other payment date with respect to a series of Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

(e)            The Notes of each series will be issued in the form of one or more Global Securities, deposited with the Trustee as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided in Section 3.03 and the Base Indenture.

Section 3.02. Denominations. The Notes of each series shall be issuable only in registered form without coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 3.03. Book-entry Provisions for Global Securities. (a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or nominee thereof or custodian therefor. Each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b)            Notwithstanding any other provision in the Indenture, no Global Security may be exchanged in whole or in part for Notes of the applicable series registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (1) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security and no successor Depositary has been appointed within 90 days after such notice or (2) ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and so notifies the Company, and no successor Depositary has been appointed within 90 days after such notice, (B) the Company determines at any time that the Notes of such series shall no longer be represented by Global Securities and shall inform such Depositary of such determination and participants in such Depositary elect to withdraw their beneficial interests in such Notes from such Depositary, following notification by the Depositary of their right to do so, or (C) such exchange is made upon request by or on behalf of the Depositary in accordance with customary procedures, following the request of a Holder seeking to exercise or enforce its rights under such Notes during the continuance of an Event of Default.

(c)            Subject to clause (b) above, any exchange of a Global Security for other Notes of the applicable series may be made in whole or in part, and all such Notes issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct in writing to the Trustee.

(d)            Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Note is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e)            Subject to the provisions of clause (g) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below in clause (g)) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(f)            In the event of the occurrence of any of the events specified in clause (b) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes of the applicable series in definitive, fully registered form, without interest coupons.

(g)            Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

Section 3.04. Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of the Indenture, without notice to or consent of the Holders of the Notes, create and issue pursuant to the Indenture additional Notes of a series (“Additional Notes”) having terms and conditions set forth in Exhibit A-1 or Exhibit A-2, as applicable, identical to those of the other Notes of such series, except that Additional Notes of a series:

(i)            may have a different issue date from other Outstanding Notes of such series;

(ii)           may have a different issue price from other Outstanding Notes of such series; and

(iii)          may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Notes of such series;

provided that if such Additional Notes are not fungible with the applicable series of Initial Notes for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers.

Article 4
Redemption of Securities

Section 4.01. Optional Redemption. (a) Subject to Section 1.02 hereof, the provisions of Article 11 of the Base Indenture, as supplemented by the provisions of this Seventh Supplemental Indenture, shall apply to the Notes.

(b)          At any time before the applicable Par Call Date for a series of Notes, such Notes shall be redeemable, in whole or in part, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of such Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points, in the case of the 2025 Notes, or 20 basis points, in the case of the 2030 Notes, plus, in the case of each of clause (i) or (ii), accrued and unpaid interest thereon to, but not including, the Redemption Date for such Notes.

(c)           At any time on or after the applicable Par Call Date, Notes of the applicable series shall be redeemable, in whole or in part, at the Company’s election, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date for such Notes.

(d)           On and after any Redemption Date for a series of Notes, interest will cease to accrue on such Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price and accrued interest, if any. On or before the relevant Redemption Date for a series of Notes, the Company shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Redemption Price of such Notes to be redeemed on such Redemption Date, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any. If less than all of the Notes of a series are to be redeemed, the Notes of such series to be redeemed shall be selected in accordance with the procedures of the Depositary; provided, however, that in no event shall Notes of a principal amount of $2,000 or less be redeemed in part.

(e)           Notice of any redemption shall be electronically delivered or mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Such notice shall state the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given. If the Redemption Price cannot be determined at the time such notice is to be given, the actual Redemption Price, calculated as described above in clause (b) or (c) of this Section 4.01, as applicable, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the relevant Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

Section 4.02. Repurchase of Notes Upon a Change of Control. (a) If a Change of Control Repurchase Event occurs with respect to a series of Notes, unless the Company shall have exercised its right to redeem such Notes as described in Section 4.01 of this Seventh Supplemental Indenture, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of applicable Notes to repurchase all or any part (equal to $2,000 or any integral multiples of $1,000 in excess thereof) of that Holder’s Notes of such series on the terms set forth in this Section 4.02 and in the Notes. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased up to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event with respect to a series of Notes or, at the option of the Company, prior to any Change of Control, but after the public announcement of the transaction or transactions that constitute or may constitute the Change of Control, the Company shall electronically deliver or mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase such Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is electronically delivered or mailed (the “Change of Control Payment Date”). The notice shall, if electronically delivered or mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

(b)           On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(c)           The Paying Agent will promptly deliver to each Holder of Notes properly tendered the payment for the Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

(d)           Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase Notes upon a Change of Control Repurchase Event, if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(e)           If Holders of not less than 95% in aggregate principal amount of the applicable series of Outstanding Notes validly tender and do not withdraw such Notes in an offer to repurchase the applicable Notes upon a Change of Control Repurchase Event and the Company, or any third party making an offer to repurchase such Notes upon a Change of Control Repurchase Event in lieu of the Company pursuant to Section 4.02(d) hereof, purchases all Notes validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes of such series that remain Outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date.

(f)            The Company shall comply, to the extent applicable, with the requirements of Section 14e-1 of the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of a series of Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of a series of Notes, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of such series of Notes by virtue of such conflict.

Article 5
Covenants and Remedies

Section 5.01. Limitation on Liens. (a) The Company will not incur, nor will it permit any of its wholly owned U.S. Subsidiaries to incur, any Liens upon any Property of the Company or any of its wholly owned U.S. Subsidiaries, whether now owned or hereafter created or acquired, in order to secure Indebtedness of the Company or any of its wholly owned U.S. Subsidiaries, in each case, unless prior to or at the same time, the Notes are equally and ratably secured with such secured Indebtedness until such time as such Indebtedness shall no longer be secured by such Lien.

(b)           The foregoing restrictions shall not apply, however, to:

(1)            Liens on Property or Indebtedness existing with respect to any Person at the time such Person becomes a Subsidiary of the Company or a Subsidiary of any Subsidiary of the Company, provided that such Lien was not incurred in anticipation of such Person becoming a Subsidiary;

(2)            Liens on Property or Indebtedness existing at the time of acquisition by the Company or any of its Subsidiaries or a Subsidiary of any Subsidiary of the Company of such Property or Indebtedness (which may include Property previously leased by the Company or any of its Subsidiaries and leasehold interests on such Property, provided that the lease terminates prior to or upon the acquisition) or Liens on Property or Indebtedness to secure the payment of all or any part of the purchase price of such Property or Indebtedness, or Liens on Property or Indebtedness to secure any Indebtedness incurred prior to, at the time of, or within 12 months after, the latest of the acquisition of such Property or Indebtedness or, in the case of Property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such Property for the purpose of financing all or any part of the purchase price of the Property and related costs and expenses, the construction or the making of the improvements;

(3)            Liens securing Indebtedness of the Company or any of the Company’s Subsidiaries owing to the Company or any of its Subsidiaries;

(4)            Liens existing on the date of issuance of the Initial Notes;

(5)            Liens on Property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, at the time such Person becomes a Subsidiary of the Company, or at the time of a sale, lease or other disposition of all or substantially all of the Properties or assets of a Person to the Company or any of its Subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, sale, lease, other disposition or other such transaction;

(6)            Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7)            Liens created to secure the Notes;

(8)            Liens imposed by law or arising by operation of law, including, without limitation, landlords’, mailmen’s, suppliers’, vendors’, carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, Liens for master’s and crew’s wages and other similar laws, arising in the ordinary course of business, in each case for sums not yet overdue by more than 60 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9)            Liens for taxes, assessments or other governmental charges or levies on Property not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10)          Liens to secure the performance of obligations with respect to statutory or regulatory requirements, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance or return-of-money bonds and other obligations of a like nature;

(11)          Permitted Liens; or

(12)          any extensions, renewals or replacements of any Lien referred to in clauses (1) through (11) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (11) shall not extend to or cover any Property of the Company or any of its Subsidiaries, as the case may be, other than the Property specified in such clauses and improvements to such Property.

(c)            Notwithstanding the restrictions set forth in Section 5.01(a) hereof, the Company and its wholly owned U.S. Subsidiaries may incur Indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes; provided that, after giving effect to such Indebtedness, the aggregate amount of all Indebtedness secured by Liens (not including Liens permitted under clauses (1) through (12) of Section 5.01(b) hereof), together with all Attributable Debt outstanding pursuant to Section 5.02(b) hereof, does not exceed 15% of Consolidated Total Assets calculated as of the date of the creation or incurrence of the Lien. The Company and its wholly owned U.S. Subsidiaries may also, without equally and ratably securing the Notes, create or incur Liens that renew, substitute or replace (including successive renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Section 5.02. Limitation on Sale and Leaseback Transactions. (a) The Company will not, nor will it permit any of its wholly owned U.S. Subsidiaries to, enter into any sale and leaseback transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(1)          such transaction was entered into prior to the date of issuance of the Initial Notes;

(2)           such transaction was for the sale and leasing back to the Company or any of its wholly owned U.S. Subsidiaries of any Property by one of its Subsidiaries;

(3)          such transaction involves a lease for not more than three years (or which may be terminated by the Company or its Subsidiaries within a period of not more than three years);

(4)          the Company would be entitled to incur Indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to Section 5.01(b) hereof;

(5)          such transaction was for the sale and leasing back to the Company or any of its Subsidiaries of the Sunnyvale Campus; or

(6)          the Company applies an amount equal to the net proceeds from the sale of such Property to the purchase of other Property or assets used or useful in its business or to the retirement of long-term Indebtedness within 12 months before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of long-term Indebtedness, the Company may deliver debt securities (which may include the Notes) to the applicable trustee for cancellation, such debt securities to be credited at the cost thereof to it.

(b)           Notwithstanding the restrictions set forth in Section 5.02(a) hereof, the Company and its wholly owned U.S. Subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all Attributable Debt with respect to such transactions (not including Attributable Debt permitted under clauses (1) through (6) of Section 5.02(a) hereof), together with all Indebtedness outstanding pursuant to Section 5.01(c) hereof, does not exceed 15% of Consolidated Total Assets calculated as of the closing date of the sale and leaseback transaction.

Section 5.03. Company May Consolidate, Etc., Only on Certain Terms. Section 8.1 of the Base Indenture shall not apply to the Notes, and the following shall apply in lieu thereof. The Company shall not consolidate with or merge into any other Person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

(a)           the Company is the continuing entity or the Person formed from such consolidation or merger, or which received the transfer of or leases the assets of the Company, shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium (if any) and interest on all the Notes and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b)           immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

(c)           the Company or the continuing entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, subject to customary qualifications and exceptions, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with and such supplemental indenture constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Section 5.04. Events of Default. Section 5.1 of the Base Indenture shall not apply to the Notes. Each of the following events shall constitute an “Event of Default” with respect to each series of Notes:

(a)           default in the payment of the principal of or premium (if any) on any Note of such series when due and payable at its Stated Maturity, upon optional redemption, acceleration or otherwise;

(b)           default in the payment of any interest upon any Note of such series when it becomes due and payable (if the time of payment has not been extended or deferred), and continuance of such default for a period of 30 days;

(c)           default in the performance, or breach, of any covenant of the Company in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section 5.04 hereof specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, or overnight delivery service to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of such series a written notice specifying such default or breach and stating that such notice is a “Notice of Default” under the Indenture;

(d)           failure by the Company to repurchase the Notes of such series tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with Section 4.02 hereof;

(e)           (i) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of the Company (other than indebtedness of the Company owing to any of its Subsidiaries) outstanding in an amount in excess of $100,000,000 and continuance of this failure to pay or (ii) a default on any indebtedness of the Company (other than indebtedness owing to any of its Subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (i) or (ii) above, for a period of 30 days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of Outstanding Notes of such series (including any Additional Notes); provided, however, that if any failure, default or acceleration referred to in clause (i) or (ii) above ceases or is cured, waived, rescinded or annulled, then the Event of Default will be deemed cured;

(f)            the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its Property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; and

(g)           the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its Property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

Section 5.05. Acceleration of Maturity; Rescission and Annulment. Section 5.2 of the Base Indenture shall not apply to the Notes, and the following shall apply in lieu thereof. If an Event of Default occurs and is continuing with respect to a series of Notes, then and in every such case except as provided below, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes of such series may declare the principal amount of all the applicable Notes, plus accrued and unpaid interest, if any, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. However, upon an Event of Default arising out of Section 5.04(f) or Section 5.04(g), the principal amount of all Outstanding Notes, plus accrued and unpaid interest to the acceleration date, shall be due and payable immediately without notice from or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to a series of Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Indenture provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of the principal and interest, if any, of such series of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 of the Base Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or been abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

Section 5.06. References in Base Indenture. References to “Section 5.1(4),” “Section 5.1(5)” and “Section 5.1(6)” in the Base Indenture shall be deemed to refer to Section 5.04(c), Section 5.04(f) and Section 5.04(g) of this Seventh Supplemental Indenture, respectively.

Section 5.07. Waiver of Certain Covenants. Section 10.8 of the Base Indenture shall not apply to any covenant contained in this Seventh Supplemental Indenture.

Section 5.08. Maintenance of Office or Agency. In accordance with Section 10.2 of the Base Indenture, the Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemptions or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

Section 5.09. Tax Covenant. In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to the Indenture in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Company agrees at any time Notes are held by a person other than the Depositary (i) to use commercially reasonable efforts to provide to the Trustee and each paying agent, upon their reasonable request, sufficient information, reasonably available to the Company, about the parties and/or transactions (including any modification to the terms of such transactions) so that the Trustee and each paying agent can determine whether it has tax related obligations under Applicable Law, and (ii) that the Trustee and each paying agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee and each paying agent shall not have any liability. Nothing in this Section 5.09 shall be construed to require the Company to make available its tax returns (or any other information that it deems to be confidential) to any person. The terms of this paragraph shall survive the satisfaction and discharge of the Indenture.

Article 6
The Trustee

Section 6.01. Notice of Defaults. The first two paragraphs of Section 6.2 of the Base Indenture shall not apply to the Notes and the following shall apply in lieu thereof.

If a default occurs hereunder with respect to Notes of a series, the Trustee shall give the Holders of such series of Notes notice of all defaults known to the Trustee which have occurred with respect to such series of Notes, such notice to be transmitted within 45 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice; provided, however, that except in the case of a default in the payment of principal or Redemption Price of (or premium, if any) or interest on any Notes of such series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Notes of such series. For the purpose of this Section 6.01, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes of such series.

Except with respect to Section 10.1 of the Base Indenture, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 10 of the Base Indenture or Article 5 hereof. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any default or Event of Default occurring pursuant to Section 5.04(a) or Section 5.04(b) hereof (defaults in payments on the Notes) or (ii) any default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification at the Corporate Trust Office or obtained actual knowledge.

Article 7
Miscellaneous

Section 7.01. Sinking Funds. Article 12 of the Base Indenture shall have no application. The Notes shall not have the benefit of a sinking fund.

Section 7.02. Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Seventh Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Base Indenture, this Seventh Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 7.03. Counterparts. The parties hereto may sign one or more copies of this Seventh Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 7.04. Governing Law. THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

Section 7.05. Recitals by the Company. The recitals in this Seventh Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Seventh Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 7.06. Submission to Jurisdiction; Waiver of Immunity. Each of the Company and the Trustee hereby (i) irrevocably submits to the non-exclusive jurisdiction of any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York solely for purposes of any legal action or proceeding arising out of or relating to the Securities or the Indenture and (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any legal action or proceeding in any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York, and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum. The Company agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 7.07. Electronic Signatures. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Indenture and/or any document, notice, instrument or certificate to be signed and/or delivered in connection with this Indenture and the transactions contemplated hereby including, but not limited to, the authentication and delivery of the Notes pursuant to Section 3.03 of the Base Indenture, shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first written above.

JUNIPER NETWORKS, INC., as Issuer

By:	/s/ Kenneth Miller
Name: Kenneth Miller
Title: Executive Vice President, Chief Financial Officer

Attest:	/s/ Brian M. Martin
Name: Brian M. Martin
Title: Senior Vice President, General Counsel and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President

EXHIBIT A-1

FORM OF 2025 NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

JUNIPER NETWORKS, INC.

1.200% Senior Notes due 2025

No. R-1	CUSIP No.: 48203R AN4
ISIN No.: US48203RAN44
$400,000,000

JUNIPER NETWORKS, INC., a Delaware corporation (the “Issuer”), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of FOUR HUNDRED MILLION DOLLARS on December 10, 2025 (the “Stated Maturity”).

Interest Payment Dates: June 10 and December 10 (each, an “Interest Payment Date”), commencing on June 10, 2021, and upon the Stated Maturity.

Interest Record Dates: May 27 and November 26 (each, a “Regular Record Date”), and November 26, 2025 (the “Final Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

JUNIPER NETWORKS, INC., as Issuer

By:
Name:
Title:

Attest:
Name:
Title:

This is one of the Notes designated herein and referred to in the within-mentioned Indenture.

Dated: December 10, 2020

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

JUNIPER NETWORKS, INC.

1.200% Senior Notes due 2025

1.            Interest.

Juniper Networks, Inc. (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from December 10, 2020. Interest on this Note will be paid to but excluding the relevant Interest Payment Date or on such earlier date as the principal amount shall become due in accordance with the provisions hereof. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, beginning on June 10, 2021, and on the Stated Maturity. If any Interest Payment Date, Stated Maturity or other payment date with respect to the Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment.

2.            Paying Agent.

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as paying agent. The Issuer may change any paying agent without notice to the Holders.

3.            Indenture; Defined Terms.

This Note is one of the 1.200% Senior Notes due 2025 (the “Notes”) issued under the Indenture dated as of March 3, 2011 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by the Seventh Supplemental Indenture dated as of December 10, 2020, the “Indenture”) by and between the Issuer and the Trustee, as trustee. This Note is a “Security” and the Notes are “Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture was qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4.            Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 thereafter. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Note selected for redemption in whole or in part.

5.            Amendment; Modification; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding affected thereby. The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of a series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing, on behalf of the Holders of all Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of a series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without notice to or consent of any Holder, the Indenture also permits the amendment or supplement thereof to, among other things, cure any ambiguity, defect or inconsistency or comply with any requirements of the commission in connection with qualifications of the Indenture under the TIA, or make any other change that does not adversely affect the rights of Holders.

6.            Optional Redemption.

The Issuer may redeem the Notes in whole or in part, at its option, at any time or from time to time prior to maturity on at least 15 days, but not more than 60 days, prior notice electronically delivered or mailed to the registered address of each Holder of the Notes (the “Redemption Date”) pursuant to the following terms:

At any time before November 10, 2025 (the “Par Call Date”), the redemption price will be equal to the greater of:

(i) 100% of the aggregate principal amount of the Notes to be redeemed; or

(ii) the sum of the present values of the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption (assuming, for this purpose, that the Notes mature on the Par Call Date), exclusive of interest accrued and unpaid to, but not including, the Redemption Date if such Redemption Date is not an Interest Payment Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), using a discount rate equal to the Treasury Rate plus 15 basis points (such sum to be calculated as set forth in the Indenture), plus, in the case of (i) or (ii), accrued and unpaid interest thereon to, but not including, the Redemption Date.

At any time on or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant record date according to the Notes and the Indenture.

On and after the Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Issuer defaults in the payment of the Redemption Price and accrued interest, if any. On or before the Redemption Date for the Notes, the Issuer shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of the Depositary; provided, however, that in no event shall Notes of a principal amount of $2,000 or less be redeemed in part.

Notice of any redemption shall be electronically delivered or mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Such notice shall state the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given. If the Redemption Price cannot be determined at the time such notice is to be given, the actual Redemption Price, calculated as set forth in the Indenture, shall be set forth in an Officers’ Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

7.            Offer to Repurchase Upon Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event with respect to the Notes, unless the Issuer shall have exercised its right pursuant to Section 6 hereof to redeem the Notes, the Issuer shall be required to make an offer (the “Change of Control Offer”) to each Holder of such Notes to repurchase all or any part (equal to $2,000 or any integral multiples of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in the Seventh Supplemental Indenture and in the Notes. In the Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on Notes repurchased up to, but not including, the date of repurchase.

Within 30 days following any Change of Control Repurchase Event with respect to the Notes or, at the option of the Issuer, prior to any Change of Control, but after the public announcement of the transaction or transactions that constitute or may constitute the Change of Control, the Issuer shall electronically deliver or mail a notice to each Holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is electronically delivered or mailed (the “Change of Control Payment Date”). The notice shall, if electronically delivered or mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(i)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

If Holders of not less than 95% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in an offer to repurchase the Notes upon a Change of Control Repurchase Event and the Issuer, or any third party making an offer to repurchase the Notes upon a Change of Control Repurchase Event in lieu of the Company, purchases all Notes validly tendered and not withdrawn by such Holders, the Issuer shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes that remain Outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date.

The Issuer shall comply, to the extent applicable, with the requirements of Section 14e-1 of the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

8.            Defaults and Remedies.

If an Event of Default with respect to the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in aggregate principal amount of the Outstanding Notes to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Notes.

9.            Authentication.

This Note shall not be valid until the Trustee manually, by facsimile or electronically signs the certificate of authentication on this Note.

10.            Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

11.            CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

12.            Governing Law.

The laws of the State of New York shall govern the Indenture and this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                               agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ________________ Your Signature: _____________________

Sign exactly as your name appears on the other side of this Note.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

REPURCHASE EXERCISE NOTICE UPON A CHANGE OF CONTROL

To: Juniper Networks, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Juniper Networks, Inc. (the “Issuer”) as to the occurrence of a Change of Control Repurchase Event with respect to the Issuer and hereby directs the Issuer to pay, or cause the Trustee to pay,                                     an amount in cash equal to 101% of the aggregate principal amount of the Notes, or the portion thereof (which is $2,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, to be repurchased plus accrued and unpaid interest to, but excluding, the repurchase date, except as provided in the Indenture. The undersigned hereby agrees that the Notes will be repurchased as of the Change of Control Payment Date pursuant to the terms and conditions thereof and the Indenture.

Dated:

Signature

Principal amount to be repurchased (at least $2,000 or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase:

By:
Authorized Signatory

EXHIBIT A-2

FORM OF 2030 NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

JUNIPER NETWORKS, INC.

2.000% Senior Notes due 2030

No. R-1	CUSIP No.: 48203R AP9
ISIN No.: US48203RAP91
$400,000,000

JUNIPER NETWORKS, INC., a Delaware corporation (the “Issuer”), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of FOUR HUNDRED MILLION DOLLARS on December 10, 2030 (the “Stated Maturity”).

Interest Payment Dates: June 10 and December 10 (each, an “Interest Payment Date”), commencing on June 10, 2021, and upon the Stated Maturity.

Interest Record Dates: May 27 and November 26 (each, a “Regular Record Date”), and November 26, 2030 (the “Final Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

JUNIPER NETWORKS, INC.,
as Issuer

By:
Name:
Title:

Attest:
Name:
Title:

This is one of the Notes designated herein and referred to in the within-mentioned Indenture.

Dated: December 10, 2020

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

JUNIPER NETWORKS, INC.

2.000% Senior Notes due 2030

1.	Interest.

Juniper Networks, Inc. (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from December 10, 2020. Interest on this Note will be paid to but excluding the relevant Interest Payment Date or on such earlier date as the principal amount shall become due in accordance with the provisions hereof. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, beginning on June 10, 2021, and on the Stated Maturity. If any Interest Payment Date, Stated Maturity or other payment date with respect to the Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment.

2.	Paying Agent.

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as paying agent. The Issuer may change any paying agent without notice to the Holders.

3.	Indenture; Defined Terms.

This Note is one of the 2.000% Senior Notes due 2030 (the “Notes”) issued under the Indenture dated as of March 3, 2011 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by the Seventh Supplemental Indenture dated as of December 10, 2020, the “Indenture”) by and between the Issuer and the Trustee, as trustee. This Note is a “Security” and the Notes are “Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture was qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4.	Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 thereafter. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Note selected for redemption in whole or in part.

5.	Amendment; Modification; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding affected thereby. The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of a series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing, on behalf of the Holders of all Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of a series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without notice to or consent of any Holder, the Indenture also permits the amendment or supplement thereof to, among other things, cure any ambiguity, defect or inconsistency or comply with any requirements of the commission in connection with qualifications of the Indenture under the TIA, or make any other change that does not adversely affect the rights of Holders.

6.	Optional Redemption.

The Issuer may redeem the Notes in whole or in part, at its option, at any time or from time to time prior to maturity on at least 15 days, but not more than 60 days, prior notice electronically delivered or mailed to the registered address of each Holder of the Notes (the “Redemption Date”) pursuant to the following terms:

At any time before September 10, 2030 (the “Par Call Date”), the redemption price will be equal to the greater of:

(i) 100% of the aggregate principal amount of the Notes to be redeemed; or

(ii) the sum of the present values of the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption (assuming, for this purpose, that the Notes mature on the Par Call Date), exclusive of interest accrued and unpaid to, but not including, the Redemption Date if such Redemption Date is not an Interest Payment Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), using a discount rate equal to the Treasury Rate plus 20 basis points (such sum to be calculated as set forth in the Indenture), plus, in the case of (i) or (ii), accrued and unpaid interest thereon to, but not including, the Redemption Date.

At any time on or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant record date according to the Notes and the Indenture.

On and after the Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Issuer defaults in the payment of the Redemption Price and accrued interest, if any. On or before the Redemption Date for the Notes, the Issuer shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of the Depositary; provided, however, that in no event shall Notes of a principal amount of $2,000 or less be redeemed in part.

Notice of any redemption shall be electronically delivered or mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Such notice shall state the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given. If the Redemption Price cannot be determined at the time such notice is to be given, the actual Redemption Price, calculated as set forth in the Indenture, shall be set forth in an Officers’ Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

7.	Offer to Repurchase Upon Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event with respect to the Notes, unless the Issuer shall have exercised its right pursuant to Section 6 hereof to redeem the Notes, the Issuer shall be required to make an offer (the “Change of Control Offer”) to each Holder of such Notes to repurchase all or any part (equal to $2,000 or any integral multiples of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in the Seventh Supplemental Indenture and in the Notes. In the Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on Notes repurchased up to, but not including, the date of repurchase.

Within 30 days following any Change of Control Repurchase Event with respect to the Notes or, at the option of the Issuer, prior to any Change of Control, but after the public announcement of the transaction or transactions that constitute or may constitute the Change of Control, the Issuer shall electronically deliver or mail a notice to each Holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is electronically delivered or mailed (the “Change of Control Payment Date”). The notice shall, if electronically delivered or mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(i)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

If Holders of not less than 95% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in an offer to repurchase the Notes upon a Change of Control Repurchase Event and the Issuer, or any third party making an offer to repurchase the Notes upon a Change of Control Repurchase Event in lieu of the Company, purchases all Notes validly tendered and not withdrawn by such Holders, the Issuer shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes that remain Outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date.

The Issuer shall comply, to the extent applicable, with the requirements of Section 14e-1 of the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

8.	Defaults and Remedies.

If an Event of Default with respect to the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in aggregate principal amount of the Outstanding Notes to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Notes.

9.	Authentication.

This Note shall not be valid until the Trustee manually, by facsimile or electronically signs the certificate of authentication on this Note.

10.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

11.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

12.	Governing Law.

The laws of the State of New York shall govern the Indenture and this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                               agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ___________________ Your Signature: __________________________

Sign exactly as your name appears on the other side of this Note.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

REPURCHASE EXERCISE NOTICE UPON A CHANGE OF CONTROL

To: Juniper Networks, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Juniper Networks, Inc. (the “Issuer”) as to the occurrence of a Change of Control Repurchase Event with respect to the Issuer and hereby directs the Issuer to pay, or cause the Trustee to pay,                                   an amount in cash equal to 101% of the aggregate principal amount of the Notes, or the portion thereof (which is $2,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, to be repurchased plus accrued and unpaid interest to, but excluding, the repurchase date, except as provided in the Indenture. The undersigned hereby agrees that the Notes will be repurchased as of the Change of Control Payment Date pursuant to the terms and conditions thereof and the Indenture.

Dated: ___________

Signature ___________________

Principal amount to be repurchased (at least $2,000 or an integral multiple of $1,000 in excess thereof): ______________

Remaining principal amount following such repurchase: ____________

By:
Authorized Signatory